EXHIBIT 11

                      CINCINNATI MILACRON INC. AND SUBSIDIARIES
                STATEMENT REGARDING COMPUTATION OF EARNINGS PER SHARE
                                     (UNAUDITED)

                                                     (IN THOUSANDS, EXCEPT
                                                       PER-SHARE AMOUNTS)

                                                            12 WEEKS ENDED
                                                       ----------------------
                                                       MARCH 26,    MARCH 27,
                                                         1994         1993
                                                       --------     --------

Net earnings (loss)..................................  $  4,984     $(48,510)
Less preferred dividends.............................        60           60
                                                       --------      -------
  Net earnings (loss) available to common
    shareholders.....................................  $  4,924     $(48,570)
                                                       ========     ========
Primary
  Average number of shares outstanding...............    33,562       27,601
  Add dilutive effect of stock options based on
    treasury stock method............................       452          438
                                                       --------     --------
      Total..........................................    34,014       28,039
                                                       ========     ========
        Per share amount.............................  $    .14     $  (1.73)
                                                       ========     ========
Fully diluted (a)
  Average number of shares outstanding...............    33,562
  Add dilutive effect of stock options based on
    treasury stock method............................       467
                                                       --------
      Total..........................................    34,029
                                                       ========
        Per share amount.............................  $    .14
                                                       ========




(a) Fully diluted earnings per common share is not presented for the first quarter of 1993 because the effect would be anti-dilutive.


Note: This computation is required by Regulation S-K, Item 601, and is filed as an exhibit under Item 6 of Form 10-Q.